Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Plan of Generac Holdings Inc. of our report dated October 20, 2009, with respect to the consolidated financial statements of Generac Holdings Inc. included in its Registration Statement on Form S-1 (Reg. No. 333-162590), for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

February 10, 2010